UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009
BIOHEART, INC.

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)
(954) 835-1500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On January 14, 2009, the Company received a letter from the Nasdaq Stock Market (the “Nasdaq Letter”) advising that the Company does not comply with Nasdaq Marketplace Rule 4350, which requires that the Company maintain a majority of independent directors. This event of non-compliance is due to a vacancy on the Company’s Board of Directors resulting from the previously disclosed resignation of David J. Gury as a member of the Board.
Under Nasdaq Marketplace Rule 4350(c)(1), with respect to the requirement to have a majority of independent directors, the Company is required to regain compliance with such board composition by the earlier of its next annual shareholders meeting or January 7, 2010 provided, however, that if the next annual shareholders meeting is held before July 6, 2009, then the Company must evidence compliance no later than July 6, 2009 (the “Compliance Period”).
If the Company does not regain compliance within the Compliance Period, Nasdaq will provide the Company with written notification that the Company’s common stock will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal the determination by the Nasdaq Staff to delist its common stock to a Listing Qualifications Panel.
The Company is currently considering actions that may allow it to regain compliance with Nasdaq continued listing standards and maintain its Nasdaq listing. There is no assurance that the Company will be able to take any of these actions or that any of the actions will be sufficient to allow the Company’s Nasdaq listing to continue or for how long such listing will continue. If the Company is unsuccessful in maintaining its Nasdaq listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than Nasdaq.
On January 20, 2009, the Company issued a press release announcing that it had received the Nasdaq Letter. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Forward-Looking Statements:
Except for historical matters contained herein, statements made in this Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. We are also subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated as of January 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2009

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated January 20, 2009

5